 ------------------------
  CUSIP NO. 893416 10 7
 ------------------------


                                   EXHIBIT 1


    Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement to which this Exhibit is attached is filed on behalf of each of them.

                                       /s/ Steve W. Shepherd
                                       ---------------------------------------
                                       Steve W. Shepherd


                                       /s/ Carol Ann Shepherd
                                       ---------------------------------------
                                       Carol Ann Shepherd












                                                              Page 8 of 8 Pages